Exhibit 15


August 13, 1997


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C.  20549

Ladies and Gentlemen:

We are aware that Potomac Electric Power Company has incorporated by reference our reports dated May 14, 1997 and August 13, 1997 (issued pursuant to the provisions of Statement on Auditing Standards Number 71) in the Prospectuses constituting part of its Registration Statement on Form S-3 to be filed on or about August 13, 1997. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



/S/  PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP